Exhibit 99.2

The Lovesac Company Announces the Commencement Of An Underwritten Public Offering

STAMFORD, Conn., May 20, 2019 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq: LOVE) (“Lovesac” or the “Company”) announced today the commencement of an underwritten public offering of 2,500,000 shares of its common stock, which will include 750,000 shares to be offered by the Company and 1,750,000 shares to be offered by certain selling stockholders of the Company. One of the selling stockholders will also grant the underwriters a 30-day option to purchase up to an additional 375,000 shares of the Company’s common stock. The Company intends to use the net proceeds of this offering for increased sales and marketing expenses, product development, and working capital and other general corporate purposes. The Company will not receive any of the proceeds from the sale of the shares being offered by the selling stockholders but will bear the costs associated with the sale of such shares, other than underwriting discounts and commissions.

Stifel, Canaccord Genuity and Roth Capital Partners are acting as joint book-running managers for the proposed offering. D.A. Davidson & Co. and Craig-Hallum Capital Group are acting as co-managers for the proposed offering.

The proposed offering will be made only by means of a prospectus. A copy of the final prospectus relating to the proposed offering, when available, may be obtained from the following:

●	Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com.

●	Canaccord Genuity LLC, Attention: Equity Syndicate Department, 99 High Street, Suite 1200, Boston, MA 02110, by telephone at (617) 371-3900 or by email at prospectus@cgf.com.

●	Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, California 92660, Attn: Equity Capital Markets, via telephone at (800) 678-9147 or via email at rothecm@roth.com.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Lovesac Company

Based in Stamford, Connecticut, The Lovesac Company is a direct-to-consumer specialty furniture brand with over 75 retail showrooms supporting its ecommerce delivery model. Lovesac’s name comes from its original Durafoam filled beanbags called Sacs. The Company derives a majority of its current sales from its proprietary platform called Sactionals, a washable, changeable, reconfigurable, and FedEx-shippable solution for large upholstered seating. Founder and CEO, Shawn Nelson’s, “Designed for Life” philosophy emphasizes sustainable products that are built to last a lifetime and designed to evolve with the customer’s needs, providing long-term utility and ultimately reducing the amount of furniture discarded into landfills.

Cautionary Statement Concerning Forward Looking Statements

Certain statements either contained in or incorporated by reference into this communication, other than purely historical information, including estimates, projections and statements relating to Lovesac’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements relating to the proposed public offering are forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, and you should not place undue reliance on these forward-looking statements. Lovesac disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Rachel Schacter, ICR
(203) 682-8200
InvestorRelations@lovesac.com